Exhibit 17


                               LEADER MUTUAL FUNDS

                            LEADER GROWTH EQUITY FUND
                           LEADER GROWTH & INCOME FUND
                              LEADER BALANCED FUND
                           LEADER TAX-EXEMPT BOND FUND
                          LEADER INTERMEDIATE BOND FUND
                           LEADER SHORT TERM BOND FUND
                       LEADER TAX-EXEMPT MONEY MARKET FUND
                            LEADER MONEY MARKET FUND

[LEADER FUND NAME]
(THE "FUND")


       THIS SOLICITATION IS BEING MADE ON BEHALF OF THE BOARD OF TRUSTEES.

The undersigned shareholder, by completing this form, does thereby appoint R. Jeffrey Young, Charles J. Daly and Timothy S. Engelbrecht, and each of them, with power of substitution, attorneys and proxies of the undersigned, and does thereby request that all shares of the Funds which the undersigned is entitled to vote be cast as directed at the Special Meeting of Shareholders of LEADER Mutual Funds (the "Trust"), to be held at 10:00 a.m., Eastern Time, on January 28, 2004 at the offices of the Trust, 3435 Stelzer Road, Columbus, Ohio 43219, and at any adjournment thereof.


FUND AND TOTAL SHARES      PLEASE VOTE, DATE, SIGN EXACTLY
AS SHOWN BELOW             AS YOUR NAME APPEARS BELOW, AND RETURN THIS FORM
                           IN THE ENCLOSED SELF-ADDRESSED ENVELOPE.

                           NOTE: The undersigned hereby acknowledges receipt of the Notice of Meeting and Proxy Statement, and revokes any proxy heretofore given with respect to the votes covered by this proxy.

                           Dated________________, 2005

                           ----------------------------------
                           (Signature)



              PLEASE VOTE BY FILLING IN THE APPROPRIATE BOX BELOW.

If you complete and sign the proxy, we'll vote it exactly as you tell us. The proxies are authorized to vote in their discretion upon any matters as may properly come before the meeting or any adjournments of the meeting.

IF YOU SIMPLY SIGN THE PROXY, OR FAIL TO PROVIDE YOUR VOTING INSTRUCTIONS ON A PROPOSAL, THE PROXIES WILL VOTE FOR THE PROPOSAL.

THE TRUSTEES RECOMMEND A VOTE FOR
APPROVAL OF THE FOLLOWING PROPOSALS:

1.   LEADER GROWTH EQUITY FUND, LEADER GROWTH &
     INCOME FUND, LEADER BALANCED FUND, LEADER
     TAX-EXEMPT BOND FUND LEADER INTERMEDIATE BOND
     FUND, LEADER TAX-EXEMPT MONEY MARKET FUND,
     AND LEADER MONEY
     MARKET FUND:                                 FOR     AGAINST    ABSTAIN
     PROPOSAL TO APPROVE AN AGREEMENT AND         [  ]      [  ]       [  ]
     PLAN OF REORGANIZATION BETWEEN LEADER
     MUTUAL FUNDS AND REGIONS MORGAN KEEGAN
     SELECT FUNDS.

 2.  LEADER SHORT TERM BOND FUND ONLY:            FOR     AGAINST    ABSTAIN
     PROPOSAL TO APPROVE AN AGREEMENT AND         [  ]      [  ]       [  ]
     PLAN OF REORGANIZATION BETWEEN LEADER
     MUTUAL FUNDS AND MORGAN KEEGAN SELECT FUND,
     INC.